UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 837-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on June 23, 2025, Smith Micro Software, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) advising that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) as a result of the closing bid price of the Company’s common stock (“Common Stock”) having been below $1.00 for thirty consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a period of 180 calendar days from the notification date, or until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement.

On December 23, 2025, the Company received a written notice from Nasdaq (the “December Notice”) granting an additional 180 days, or until June 22, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 22, 2026, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, unless Nasdaq exercises its discretion to extend this ten-day period, Nasdaq will provide written confirmation stating that the Company has achieved compliance with the Minimum Bid Price Requirement.

The December Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and the Company’s listing remains fully effective.

The Company intends to monitor the closing bid price of its Common Stock and assess its available options in order to regain compliance with the Minimum Bid Price Requirement and continue listing on The Nasdaq Capital Market, including by effecting a reverse stock split, if necessary. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other Nasdaq listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Reports on Form 10-Q, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements made in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: December 23, 2025	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President, Chief Operating Officer and Chief Financial Officer